UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2010

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported on Current Report on Form 8-K dated on March 2, 2010, in connection with the first closing of a private placement transaction, Manhattan Pharmaceuticals, Inc. (the “Company”) entered in subscription agreements (the "Subscription Agreements") with seventy-seven accredited investors (the "Investors") pursuant to which the Company sold an aggregate of 101.9 Units (as defined herein) for a purchase price of $25,000 per Unit.  Pursuant to the Subscription Agreements, the Company issued to each Investor units (the "Units") consisting of (i) 357,143 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock) and (ii) 535,714 Common Stock purchase warrants (each a “Warrant” and collectively, the “Warrants”), each of which will entitle the holder to purchase one additional share of Common Stock for a period of five years at an exercise price of $0.08 per share.   On April 8, 2010, the Company completed the final closing of the private placement.  In connection with the final closing, the Company entered into Subscription Agreements with three additional accredited investors (the “Additional Investors”) pursuant to which the Company sold an aggregate of 2.4 additional Units.

In connection with the final closing, the Company received net proceeds of approximately $51,700 after payment of an aggregate of $8,300 of commissions and expense allowance to National Securities Corporation, the Placement Agent for the private placement. In connection with the final closing, the Company also issued a warrant to purchase 12,857 shares of Common Stock at an exercise price of $0.08 per share to the Placement Agent as additional compensation for its services.

In addition on April 8, 2010, the holder (the "Noteholder") of an outstanding 12% Original Issue Discount Senior Subordinated Convertible Debenture, dated October 28, 2009, with a stated value of $400,000 (the “Debenture”) and $21,886 of accrued interest, exercised its option to convert its Debenture (including all accrued interest thereon) into 16.88 Units.  The conversion price was equal to the per Unit purchase price paid by the Investors in the private placement.

Each of the Investors, the Additional Investors and the Noteholder represented that they were “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and the sale of the Units was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

The Company did not use any form of advertising or general solicitation in connection with the sale of the Units. The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are non-transferable in the absence of an effective registration statement under the Act, or an available exemption therefrom, and all certificates are imprinted with a restrictive legend to that effect.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02.

Item 8.01.	Other Events.

On April 14, 2010, the Company issued a press release announcing the final closing of the Financing described in Item 1.01.  A copy of the press release is attached as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company on April 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: April 14, 2010	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer